Exhibit 10.6

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (the “Agreement”) is made and entered into as of the date set forth on the signature page below, between RCI HOSPITALITY HOLDINGS, INC., a Texas corporation (“Rick’s”) and Club Licensing LLC, a Colorado Limited Liability Company (the “Holder”).

RECITALS:

WHEREAS, the Holder is the owner of certain intellectual property (the “Intellectual Property”) that is used in the operation of 11 adult entertainment establishments (each a “Business,” and collectively, the “Businesses”);

WHEREAS Rick’s and certain of its subsidiaries entered into a series of asset purchase agreements (collectively, the “Purchase Agreements”) with the owners of the Businesses and certain affiliates of those owners, to acquire substantially all of the assets of the Businesses;

WHEREAS in connection with the Purchase Agreements, Rick’s and its wholly owned subsidiary, Big Sky Hospitality Holdings, Inc., a Texas corporation (“Big Sky”) entered into an Asset Purchase Agreement with the Holder to acquire all of the Holder’s right, title and interest in and to the Intellectual Property ( the “Asset Purchase Agreement”);

WHEREAS, as part of the purchase price paid for the Intellectual Property pursuant to the Asset Purchase Agreement, the Holder is entitled to receive 200,000 shares of restricted common stock, par value $0.01, of Rick’s (the “Rick’s Shares”) upon the closing of the Asset Purchase Agreement (the “Closing Date”), which is conditioned upon, among other things, the execution and delivery of this Agreement;

WHEREAS, the Holder has agreed to enter into this Agreement to restrict the Transfer (as defined below) of the Rick’s Shares, all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Holder may not sell, pledge, hypothecate, grant a security interest in, transfer, assign, convey, or in any other manner dispose of (“Transfer”) the Rick’s Shares (the “Transfer Restriction”) except in compliance with this Agreement.

2. The Holder may Transfer, and the Transfer Restriction shall expire with respect to the Rick’s Shares in accordance with the following schedule:

No. of Rick’s Shares	Date Transfer Restriction Expires
25,000	Six months after the Closing Date
25,000	Nine months after the Closing Date
25,000	12 months after the Closing Date
25,000	15 months after the Closing Date
25,000	18 months after the Closing Date
25,000	21 months after the Closing Date
25,000	24 months after the Closing Date
25,000	27 months after the Closing Date

The Holder acknowledges that the certificates representing the Rick’s Shares will contain certain restrictive legends reflecting this resale restriction.

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3. Notwithstanding Section 2, beginning on the date that is six months after the Closing Date, Family Dog may Transfer all or any portion of the Rick’s Shares still subject to the Transfer Restriction, provided that the transferee executes a written agreement with Rick’s to be bound by terms and conditions that are substantially similar to the restrictions herein.

4. The Transfer Restrictions are in addition to all other restrictions on transfer imposed by applicable federal and state securities laws, rules, and regulations, including Rule 144 of the Securities Act of 1933, as amended (the “Act”). Any Transfer permitted hereunder must comply with the Act and other applicable securities laws.

5. Holder shall not engage in any short selling of shares of Rick’s common stock until the Transfer Restrictions in Section 2 have expired with respect to all of the Rick’s Shares held by Family Dog; provided, however that this Section 5 shall not apply to any actions taken which are related to a hedge transaction (including associated lending transactions) or margin loan facility in which Family Dog pledges, hypothecates, or otherwise grants a security interest in or to Rick’s Shares no longer subject to the Transfer Restriction.

6. The Rick’s Shares covered by this Agreement shall be appropriately adjusted should Rick’s undergo a forward split or a reverse split, pay a dividend in shares of its common stock, or materially adjust or otherwise reclassify its shares of common stock.

7. Except as otherwise provided in this Agreement or any other agreements between the parties, the Holder shall be entitled to its beneficial rights of ownership of the Rick’s Shares, including the right to vote the Rick’s Shares for any and all purposes.

8. The Holder acknowledges that stock transfer restrictions and/or stock legends may be placed on the certificates representing the Rick’s Shares to enforce the provisions of this Agreement.

9. In the event that Rick’s files or permits or causes to be filed a resale registration statement with the Securities & Exchange Commission (the “SEC”) for the resale of shares of its common stock by other shareholders owning Rick’s common stock, other than on a Form S-4, Form S-8, or Form S-3 shelf registration statement filed for any offering except as described under I.B.3. of Form S-3, Rick’s shall, and hereby does, grant piggy-back registration rights to Family Dog to register for re-sale the Rick’s Shares and, upon such registration, the Transfer Restrictions shall expire.

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10. The party who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof. Holder agrees that in the event of a breach of any of the terms and conditions of this Agreement by the Holder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction and an order of a court requiring the defaulting Holder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring the Holder to perform its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that Rick’s may suffer as a result of any breach or continuation thereof. In the event of default hereunder, the non-defaulting party shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

11. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas; and all of the parties hereto agree that any action based upon this Agreement may be brought in the federal or state courts located in Harris County, Texas only, and each submits itself to the jurisdiction of such courts for all purposes hereunder.

13. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Dated: October 18, 2021

RCI HOSPITALITY HOLDINGS, INC.

By:	/s/ Eric Langan
Eric Langan, President

CLUB LICENSING LLC

By:	/s/ Troy Lowrie
Troy Lowrie, Manager

Number of Rick’s Shares Subject to this Agreement:

200,000

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